UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 10, 2022

BEYOND MEAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
119 Standard Street
El Segundo, California 90245
(Address of principal executive offices, including zip code)

(866) 756-4112
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 2.02. Results of Operations and Financial Condition.

On October 14, 2022, Beyond Meat, Inc. (the “Company”) issued a press release providing an update on prior guidance for full year 2022. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information contained or incorporated in this Item 2.02, including the press release furnished herewith as Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On October 11, 2022, the Board of Directors of the Company approved a plan to reduce the Company’s current workforce by approximately 200 employees, representing approximately 19% of the Company’s total global workforce. This decision was based on cost-reduction initiatives intended to reduce operating expenses, sharpen the Company’s focus on a set of key growth priorities, and target cash flow positive operations within the second half of 2023.

The Company currently estimates that it will incur one-time cash charges of approximately $4 million in connection with the reduction in force, primarily consisting of notice period and severance payments, employee benefits and related costs. The Company expects that the majority of these charges will be incurred in the fourth quarter of 2022, and that the reduction in force will be substantially complete by the end of 2022, subject to local law and consultation requirements, which may extend the process beyond the end of 2022 in certain countries. The charges the Company expects to incur are subject to assumptions, including local law requirements, and actual charges may differ from the estimate disclosed above.

In aggregate, over the next twelve months, the reduction in force, combined with the elimination of certain open positions and changes to the executive leadership team, including as described in Item 5.02 of this Current Report on Form 8-K, is expected to result in approximately $27 million in cash operating expense savings, and an additional approximately $12 million in non-cash savings related to previously granted, unvested stock-based compensation which would have vested over the next twelve months. In addition, as a result of these actions, the Company expects to recognize approximately $3 million of one-time non-cash savings related to the reversal of previously expensed, unvested stock-based compensation in the third and fourth quarters of 2022.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer

As previously disclosed on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 20, 2022 (the “First September 8-K”), the Company announced the suspension of Douglas W. Ramsey, the Company's Chief Operating Officer. Mr. Ramsey’s last day of employment with the Company is October 14, 2022.

As previously disclosed in the First September 8-K and the Form 8-K filed with the SEC on September 23, 2022, Jonathan Nelson will lead operations and supply chain, now on a permanent basis, as Senior Vice President, Operations.

Mr. Nelson’s annual base salary will increase to $355,000 effective October 13, 2022 and Mr. Nelson will continue to have the opportunity to earn an annual bonus at a target amount of 40% of his base salary. Subject to the approval of the Human Capital Management and Compensation Committee of the Company’s Board of Directors

(the “Compensation Committee”), Mr. Nelson will be granted a restricted stock unit award (“RSUs”) under the Company’s 2018 Equity Incentive Plan (the “Plan”) covering shares of the Company’s common stock valued at $250,000. The RSUs will vest in quarterly installments over one year from the date of grant, subject to Mr. Nelson’s continuous service through each vesting date. The total shares subject to the RSU will equal the RSU value divided by the closing price of the Company’s common stock on the date of grant, rounded up to the nearest whole number of shares.

Global Chief Growth Officer and President, North America

As part of the reduction in force described above in Item 2.05, Deanna Jurgens, the Company’s Global Chief Growth Officer and President, North America, will leave the business. Her last day working was October 12, 2022 and her last day of employment will be October 17, 2022. The role of Global Chief Growth Officer and President, North America has been eliminated.

Sales will report into Mike Sharman, who will join the Company as Senior Vice President, Global Sales effective as of October 17, 2022. Mr. Sharman has spent the past 30 years building brands and teams in both large corporate and start-up environments. His experience includes developing and implementing route-to-market and channel strategies designed to accelerate distribution and availability. Most recently, Mr. Sharman served as Senior Vice President of Sales at NutraDried Food Company, LLC, a snack food manufacturer, from May 2022 to October 2022. Prior to that, Mr. Sharman served as Executive Vice President of Sales at Hippeas, LLC, a snack food manufacturer, from February 2021 to February 2022; Chief Sales Officer at Recess, Inc., a beverage manufacturer, from January 2020 to September 2020; and Senior Vice President of Sales at Essentia Water, LLC, a premium bottled water company, from April 2015 to January 2020. Mr. Sharman’s prior experience also includes various sales leadership roles with ZICO Beverages, KIND, Glaceau, Cadbury and the Pepsi Bottling Group. Mr. Sharman received his Bachelor of Business Administration in Management from the College of William & Mary.

Chief Financial Officer and Treasurer

On October 10, 2022, Philip E. Hardin notified the Company that he is stepping down as the Company’s Chief Financial Officer and Treasurer effective October 12, 2022 to pursue another opportunity. He will continue as an employee through October 28, 2022 to support a transition of the role. His decision did not involve any disagreement on any matter related to the Company's operations, financial reporting, internal controls, policies or practices.

The Board of Directors of the Company appointed Lubi Kutua, the Company’s current Vice President, Financial Planning & Analysis and Investor Relations, as Chief Financial Officer and Treasurer effective as of October 13, 2022. Mr. Kutua will serve as the Company’s principal financial officer.

Mr. Kutua, age 42, joined Beyond Meat as Vice President, FP&A and Investor Relations in January 2019. Before joining Beyond Meat, Mr. Kutua served as Vice President, Equity Research, with a focus on the packaged foods and agribusiness sectors, at Jefferies, LLC from August 2015 to January 2019. Prior to that, Mr. Kutua served as Associate-Analyst, Equity Research, also focusing on packaged foods and agribusiness, and at KeyBanc Capital Markets. He began his career in financial services at Goldman Sachs, most recently serving as Associate, Divisional Management Reporting. Mr. Kutua received his BA in Mathematics and Physics from Hamilton College, and his MBA from The New York University Leonard N. Stern School of Business.

Mr. Kutua’s annual base salary will increase to $375,000 effective October 13, 2022, and Mr. Kutua will have the opportunity to earn an increased annual bonus at a target amount of 50% of his base salary.

In connection with his promotion to Chief Financial Officer and Treasurer, subject to the approval of the Compensation Committee, Mr. Kutua will be granted an option under the Plan to purchase shares of the Company’s common stock valued at $300,000. The exercise price per share applicable to the option will be no less than the per share fair market value of the Company’s common stock on the grant date. The shares subject to the option will vest 25% on the 12-month anniversary of the promotion date and 1/48th monthly thereafter, subject to Mr. Kutua’s continuous service through each vesting date. In addition, subject to the approval of the Compensation Committee, Mr. Kutua will be granted RSUs under the Plan covering shares of the Company’s common stock valued at $300,000. The RSUs will vest 25% on the 12-month anniversary of the promotion date and 1/16th quarterly thereafter, subject to Mr. Kutua’s continuous service through each vesting date. The shares subject to the option will equal the option value divided by the closing price of the Company’s common stock on the date of grant, multiplied by two and rounded up to the nearest whole number of shares. The shares subject to the RSU will equal the RSU value divided by the closing price of the Company’s common stock on the date of grant, rounded up to the nearest whole number of shares.

In addition, subject to the approval of the Compensation Committee, Mr. Kutua will be granted RSUs under the Plan covering shares of the Company’s common stock valued at $200,000. The RSUs will vest in quarterly installments over one year from the date of grant, subject to Mr. Kutua’s continuous service through each vesting date. The shares subject to the RSU will equal the RSU value divided by the closing price of the Company’s common stock on the date of grant, rounded up to the nearest whole number of shares.

Mr. Kutua will be eligible for certain change in control severance benefits pursuant to the Company’s form of Executive Change in Control Severance Agreement, including salary and benefits continuation and accelerated equity award vesting in certain circumstances. Mr. Kutua previously entered into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1/A filed with the SEC on January 9, 2019 (“Indemnification Agreement”). Pursuant to the terms of the Indemnification Agreement, the Company may be required, among other things, to indemnify Mr. Kutua for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an officer of the Company.

There is no arrangement pursuant to which Mr. Kutua was selected as an officer, no family relationships between him and any director or other executive officer of the Company, and no transactions involving him or a member of his immediate family, that would require disclosure by the Company under Item 404(a) of SEC Regulation S-K.

Principal Accounting Officer

In connection with Mr. Hardin’s departure, the Board of Directors of the Company appointed Henry Dieu, the Company’s current Vice President, Corporate Controller, as principal accounting officer effective as of October 13, 2022.

Mr. Dieu, age 37, joined Beyond Meat as Vice President, Corporate Controller in April 2022. Before joining Beyond Meat, Mr. Dieu served as Vice President of Finance and Director, Finance Operation & Revenue Recognition at Tutor Perini Corporation (NYSE: TPC) from June 2017 to March 2022, Head of Corporate Accounting at Hulu from February 2016 to June 2017, and in various roles at Deloitte & Touche LLP from January 2009 to February 2016, most recently as Senior Manager – Assurance and Advisory Services. Mr. Dieu received a double BS in Accountancy and Finance, Magna Cum Laude, from California State University, Northridge, and holds an active license as a Certified Public Accountant in the State of California.

Mr. Dieu’s annual base salary will increase to $350,000 effective October 13, 2022, and Mr. Dieu will continue to have the opportunity to earn an annual bonus at a target amount of 35% of his base salary. Subject to the approval of the Compensation Committee, Mr. Dieu will be granted RSUs under the Plan covering shares of the Company’s common stock valued at $200,000. The RSUs will vest in quarterly installments over one year from the date of grant, subject to Mr. Dieu’s continuous service through each vesting date. The shares subject to the RSU will equal the RSU value divided by the closing price of the Company’s common stock on the date of grant, rounded up to the nearest whole number of shares.

Mr. Dieu will be eligible for certain change in control severance benefits pursuant to the Company’s form of Executive Change in Control Severance Agreement, including salary and benefits continuation and accelerated equity award vesting in certain circumstances. Mr. Dieu will enter into an Indemnification Agreement with the Company. Pursuant to the terms of the Indemnification Agreement, the Company may be required, among other things, to indemnify Mr. Dieu for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an officer of the Company.

There is no arrangement pursuant to which Mr. Dieu was selected as an officer, no family relationships between him and any director or other executive officer of the Company, and no transactions involving him or a member of his immediate family, that would require disclosure by the Company under Item 404(a) of SEC Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On October 14, 2022, the Company issued a press release announcing a reduction in force and an updated full year 2022 revenue outlook. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information contained or incorporated in this Item 7.01, including the press release furnished herewith as Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and in the accompanying press release constitute “forward-looking statements" within the meaning of the federal securities laws, including statements related to the Company’s expectations with respect to its third quarter and full year 2022 revenue outlook, cost-reduction initiatives, expected charges and savings related to its workforce reduction and executive leadership changes, and the timing and success of achieving its cash flow positive targets. The charges associated with the reduction in force and executive leadership changes may be greater than anticipated, completion of the reduction in force may take longer than anticipated, the Company may be unable to realize the contemplated benefits in connection with the workforce reduction, executive leadership changes and other potential cost-reduction initiatives, and the workforce reduction, executive leadership changes and cost-reduction initiatives may have an adverse impact on the Company’s performance. Additionally, the Company’s ability to meet its cash flow positive targets is subject to a number of assumptions and uncertainties, including, without limitation, the Company’s ability to reduce costs and achieve positive gross margins; the Company’s ability to meet certain revenue and operating expense targets, which may be subject to factors beyond the Company’s control; and the Company’s ability to monetize inventory and manage working capital.

Forward-looking statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions and projections regarding financial performance, prospects, future events and future results, including ongoing uncertainty related to the COVID-19 pandemic, including the ultimate duration, magnitude and effects of the pandemic and, in particular, the impact to the foodservice channel, operations and supply chains, growth trends, our international expansion plans, market share, new and existing customers and expense trends, among other matters, and involve known and unknown risks that are difficult to predict. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “outlook,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which or whether, such performance or results will be achieved. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors and, in particular, the COVID-19 pandemic, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, but not limited to, the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks (such as COVID-19), including on our business, financial condition, cash flows and results of operations, including on our supply chain, the demand for our products, our product and channel mix, labor needs at the Company as well as in the supply chain and at customers, the timing and level of retail purchasing, the timing and level of foodservice purchasing, our manufacturing and co-manufacturing facilities and operations, our inventory levels, our ability to expand and produce in new geographic markets or the timing of such expansion efforts, the pace and success of new product introductions, the timing of new foodservice launches, and on overall economic conditions and consumer confidence and spending levels; the impact of uncertainty in our domestic and international supply chain, including labor shortages and disruption and shipping delays and disruption; a resurgence of COVID-19 and the impact of variants of the virus that causes COVID-19 which could slow, halt or reverse the reopening process, or result in the reinstatement of social distancing measures, business closures, restrictions on operations, quarantines, lockdowns and travel bans; the impact of uncertainty as a result of doing business in China and Europe; government or employer mandates requiring certain behaviors from employees due to COVID-19, including COVID-19 vaccine mandates, which could result in employee attrition at the Company, suppliers and customers as well as difficulty securing future labor and supply needs; the impact of adverse and uncertain economic and political conditions in the U.S. and international markets; the volatility of capital markets and other macroeconomic factors, including due to geopolitical tensions or the outbreak of hostilities or war; our ability to effectively manage our growth in the U.S. and abroad; our ability to streamline operations and improve cost efficiencies, which could result in the contraction of our business and the implementation of significant cost cutting measures; our ability to identify and execute cost-down initiatives intended to achieve price parity with animal protein; the success of operations conducted by joint ventures, such as the Planet Partnership, LLC with PepsiCo, Inc., where we share ownership and management of a company with one or more parties who may not have the same goals, strategies or priorities as we do and where we do not receive all of the financial benefit; the effects of increased competition from our market competitors and new market entrants; changes in the retail landscape, including the timing and level of trade and promotion discounts, our ability to grow market share and increase household penetration, repeat purchases, buying rates (amount spent per buyer) and purchase frequency, and our ability to maintain and increase sales velocity of our products; changes in the foodservice landscape, including the timing and level of marketing and other financial incentives to assist in the promotion of our products, our ability to grow market share and attract and retain new foodservice customers or retain existing foodservice customers, and our ability to introduce and sustain offering of our products on menus; the timing and success of distribution expansion and new product introductions in increasing revenues and market share; the timing and success of strategic partnership launches and limited time offerings resulting in permanent menu items; our estimates of the size of market opportunities and ability to accurately forecast market growth; our ability to effectively expand or optimize our manufacturing and production capacity, including effectively managing capacity for specific products with shifts in demand; risks associated with underutilization of capacity which could give rise to termination fees to exit certain supply chain arrangements and/or the write-off of certain equipment; our ability to sell our inventory in a timely manner requiring us to sell our products through liquidation channels at lower prices, write-down or write off obsolete inventory, or increase inventory reserves; our ability to accurately forecast our future results of operations, including fluctuations in demand for our products and any increased competition; our ability to accurately forecast demand for our products and manage our inventory, including the impact of customer orders ahead of holidays and shelf reset activities, and supply chain and labor disruptions; our operational effectiveness and ability to fulfill orders in full and on time; variations in product selling prices and costs, and the mix of products sold; our ability to successfully enter new geographic markets, manage our international expansion and comply with any applicable laws and regulations, including risks associated with doing business in foreign countries, substantial investments in our manufacturing operations in China and the Netherlands, and our ability to comply with the U.S. Foreign Corrupt Practices Act or other anti-corruption laws; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as COVID-19; the success of our marketing initiatives and the ability to grow brand awareness, maintain, protect and enhance our brand, attract and retain new customers and grow our market share; our ability to attract, maintain and effectively expand our relationships with key strategic foodservice partners; our ability to attract and retain our suppliers, distributors, co-manufacturers and customers; our ability to procure sufficient high-quality raw materials at competitive prices to manufacture our products, especially those impacted by the conflict in the Ukraine or problems in the global supply chain exacerbated by COVID-19 lockdowns in China; the availability of pea and other protein that meets our standards; our ability to diversify the protein sources used for our products; our ability to differentiate and continuously create innovative products, respond to competitive innovation and achieve speed-to-market; our ability to successfully execute our strategic initiatives; the volatility associated with ingredient, packaging, transportation and other input costs; the impact of inflation and rising interest rates across the economy, including higher food, grocery, raw materials, transportation, energy, labor and fuel costs; reduced consumer confidence and consumer spending, including spending to purchase our products, and negative trends in consumer purchasing patterns due to consumers’ disposable income, credit availability, debt levels and inflation; real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; our ability to accurately predict consumer taste preferences, trends and demand and successfully innovate, introduce and commercialize new products and improve existing products, including in new geographic markets; significant disruption in, or breach in security of our information technology systems and resultant interruptions in service and any related impact on our reputation, including related to data privacy; the ability of our transportation providers to ship and deliver our products in a timely and cost effective manner; management and key personnel changes, the attraction and retention of qualified employees and key personnel, and our ability to maintain our company culture; the effects of organizational changes including a reduction-in-force and realignment of reporting structures; risks related to use of a professional employer organization to administer human resources, payroll and employee benefits functions for certain of our international employees or use of certain third party service providers for the performance of several business operations including payroll and human capital management services; the effects of natural or man-made catastrophic or severe weather events particularly involving our or any of our co-manufacturers’ manufacturing facilities or our suppliers’ facilities; the impact of marketing campaigns aimed at generating negative publicity regarding our products, brand and the plant-based industry category; the effectiveness of our internal controls; accounting estimates based on judgment and assumptions that may differ from actual results; the requirements of being a public company and effects of increased administration costs related to compliance and reporting obligations; our significant indebtedness and ability to pay such indebtedness; risks related to our debt, including limitations on our cash flow from operations and our ability to satisfy our obligations under the convertible senior notes; our ability to raise the funds necessary to repurchase the convertible senior notes for cash, under certain circumstances, or to pay any cash amounts due upon conversion; provisions in the indenture governing the convertible senior notes delaying or preventing an otherwise beneficial takeover of us; any adverse impact on our reported financial condition and results from the accounting methods for the convertible senior notes; estimates of our expenses, future revenues, capital expenditures, capital requirements and our needs for additional financing; our ability to meet our obligations under our campus innovation and headquarters lease, the timing of occupancy and completion of the build-out of our space, cost overruns, delays and the impact of COVID-19 on our space demands; our ability to meet our obligations under leases for our corporate offices, manufacturing facilities and warehouses; changes in laws and government regulation affecting our business, including the U.S. Food and Drug Administration and the U.S. Federal Trade Commission governmental regulation, and state, local and foreign regulation; new or pending legislation, or changes in laws, regulations or policies of governmental agencies or regulators, both in the U.S. and abroad, affecting plant-based meat, the labeling or naming of our products, or our brand name or logo; the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate; risks inherent in investment in real estate; the financial condition of, and our relationships with our suppliers, co-manufacturers, distributors, retailers and foodservice customers, and their future decisions regarding their relationships with us; our ability and the ability of our suppliers and co-manufacturers to comply with food safety, environmental or other laws and regulations; seasonality, including increased levels of purchasing by customers ahead of holidays, customer shelf reset activity and the timing of product restocking by our retail customers; the sufficiency of our cash and cash equivalents to meet our liquidity needs and service our indebtedness and our ability to access capital markets upon favorable terms, including due to rising interest rates; economic conditions and the impact on consumer spending; the impact of increased scrutiny from stakeholders, institutional investors and governmental bodies on environmental, social and governance (“ESG”) practices, including expanding mandatory and voluntary reporting, diligence and disclosure on ESG matters; the outcomes of legal or administrative proceedings, or new legal or administrative proceedings filed against us; our, our suppliers’ and our co-manufacturers’ ability to protect our proprietary technology, intellectual property and trade secrets adequately; the impact of tariffs and trade wars; the impact of changes in tax laws; foreign exchange rate fluctuations; and the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 2, 2022, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2022 filed with the SEC on August 11, 2022, and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2022 to be filed with the SEC, as well as other factors described from time to time in the Company's filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Such forward-looking statements are made only as of the date of this Current Report on Form 8-K. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press release of Beyond Meat, Inc. dated October 14, 2022
104	Cover page interactive data file (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Lubi Kutua
Lubi Kutua
Chief Financial Officer and Treasurer

Date: October 14, 2022